Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cardiol Therapeutics Inc.

Oakville, Ontario

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cardiol Therapeutics Inc. of our report dated March 31, 2021, relating to the financial statements of Cardiol Therapeutics Inc., which appears in Exhibit 4.2 to the Registrant’s registration statement on Form F-10 filed with the Securities and Exchange Commission on July 8, 2021, as amended August 3, 2021.

/s/ BDO Canada s.r.l./S.E.N.C.R.L./LLP

BDO Canada s.r.l./S.E.N.C.R.L./LLP

Montréal, Québec

January 18, 2022